EXHIBIT 99.1

Press Release
	Contact:	John Simmons, VP & CFO Stewart & Stevenson Services, Inc. 713-868-7700

For Immediate Release

STEWART & STEVENSON ANNOUNCES FISCAL 2003 THIRD
QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – NOVEMBER 21, 2003 – Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2003 third quarter results on Wednesday, December 3, 2003 at 6:00 a.m. eastern time.  In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, December 3, 2003 at 11:00 a.m. eastern time.

What:     Stewart & Stevenson Third Quarter Earnings Call

When:    Wednesday, December 3, 2003 – 11:00 a.m. eastern time

How:                    Live via phone - By dialing 303-262-2075 and asking for the Stewart & Stevenson call at least 10 minutes prior to the start time – OR live over the Internet by logging on to the web address below:

Where:         http://www.ssss.com
The call may be accessed on the home page of Stewart & Stevenson’s website under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through December 10, 2003, and may be accessed by dialing 303-590-3000 and using pass code 560677. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.  For more information, please contact Karen Roan at DRG&E at 713-529-6600 or email kcroan@drg-e.com.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

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